Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-166366, 333-168191, 333-187854 and 333-194166) and related Prospectuses, and the Registration Statements on Form S-8 (Nos. 333-128647, 333-132679, 333-138758, 333-145404, 333-150834, 333-160528, 333-174732, 333-180101 and 333-187234) pertaining to the 1998 Stock Plan, 2001 Stock Plan, 2005 Equity Incentive Award Plan, Amended and Restated 2006 Employment Commencement Incentive Plan, Employee Stock Purchase Plan, 2011 Equity Incentive Plan and 2011 Employee Stock Purchase Plan of Sunesis Pharmaceuticals, Inc., of our reports dated March 6, 2014, with respect to the consolidated financial statements of Sunesis Pharmaceuticals, Inc., and the effectiveness of internal control over financial reporting of Sunesis Pharmaceuticals, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Redwood City, California

March 6, 2014